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Report of Independent Auditors


The Board of Directors
IDS Life Insurance Company

We have audited the consolidated financial statements of IDS Life Insurance Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 5, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the index to financial statement schedules of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.




Ernst & Young LLP
Minneapolis, Minnesota
February 5, 1998




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
IDS LIFE INSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1997



-----------------------------------------------------------------------------------------------------
Column A                                         Column B              Column C         Column D

Type of Investment                                 Cost                 Value        Amount at which
                                                                                       shown in the
                                                                                       balance sheet
-----------------------------------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)                    $    1,829,112          $ 1,846,833   $    1,829,112
        States, municipalities and
           political subdivisions                     9,684               10,252            9,684
        All other corporate bonds (b)             7,476,654            7,886,325        7,476,654
                                               ------------           ----------       ----------
              Total held to maturity              9,315,450            9,743,410        9,315,450

    Available for sale:
        United States Government and
          government agencies and
          authorities (c)                         6,798,425            6,944,942        6,944,942
        States, municipalities and
           political subdivisions                    11,045               12,393           12,393
        All other corporate bonds (d)             5,705,560            5,919,359        5,919,359
                                               ------------           ----------       ----------
              Total available for sale           12,515,030           12,876,694       12,876,694

Mortgage loans on real estate                     3,618,647            XXXXXXXXX        3,618,647
Policy loans                                        498,874            XXXXXXXXX          498,874
Other investments                                   318,591            XXXXXXXXX          318,591
                                               ------------                            ----------

              Total investments              $   26,266,592          $ XXXXXXXXX     $ 26,628,256
                                               ============           ==========       ==========

(a) - Includes mortgage-backed securities with a cost and market value of $1,787,180 and $1,801,952, respectively.
(b) - Includes mortgage-backed securities with a cost and market value of $196,008 and $199,301, respectively.
(c) - Includes mortgage-backed securities with a cost and market value of $6,733,134 and $6,875,498, respectively.
(d) - Includes mortgage-backed securities with a cost and market value of $397,431 and $408,667, respectively.

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
IDS LIFE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1997

    Column A      Column B     Column C   Column D    Column E     Column F  Column G   Column H     Column I    Column J   Column K

    Segment       Deferred      Future    Unearned  Other policy   Premium     Net     Benefits,   Amortization   Other     Premiums
                   policy       policy    premiums   claims and    revenue  investment  claims,    of deferred  operating    written
                 acquisition   benefits,              benefits                income   losses and    policy     expenses*
                    cost        losses,               payable                          settlement  acquisition
                              claims and                                                expenses      costs
                                 loss
                               expenses
-----------------------------------------------------------------------------------------------------------------------------------

Annuities       $ 1,453,441  $ 22,009,747 $      -    $ 35,007  $       -  $1,718,515   $  1,720     $229,729     $262,680       N/A



Life, DI, and
Long-term Care
Insurance         1,026,136     4,027,289        -     33,338     206,494     269,874    209,955       93,002       13,916       N/A


-----------------------------------------------------------------------------------------------------------------------------------
Total           $ 2,479,577  $ 26,037,036 $      -    $ 68,345  $ 206,494 $ 1,988,389  $ 211,675     $322,731     $276,596       N/A

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*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.

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
IDS LIFE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1996

    Column A     Column B      Column C  Column D    Column E    Column F   Column G    Column H    Column I      Column J  Column K

    Segment      Deferred      Future    Unearned  Other policy  Premium      Net       Benefits,  Amortization    Other    Premiums
                  policy       policy    premiums   claims and  revenue    investment   claims,     of deferred  operating  written
                 acquisition  benefits,              benefits                income    losses and    policy       expenses*
                   cost        losses,                payable                          settlement   acquisition
                              claims and                                                 expenses     costs
                                loss
                               expenses
------------------------------------------------------------------------------------------------------------------------------------

Annuities     $  1,398,025  $ 21,838,008 $       -  $    50,137  $        -  $1,702,364  $    2,724  $   189,645  $ 180,942      N/A



Life, DI, and
Long-term
Care Insurance      932,780    3,811,034          -       33,497     182,921     262,998     187,486       88,960     80,526     N/A

------------------------------------------------------------------------------------------------------------------------------------

Total         $  2,330,805  $ 25,649,042 $       -  $    83,634  $  182,921  $1,965,362  $  190,210  $   278,605  $ 261,468      N/A

------------------------------------------------------------------------------------------------------------------------------------
*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.


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
IDS LIFE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1995

    Column A      Column B     Column C    Column D    Column E    Column F   Column G    Column H    Column I    Column J  Column K

    Segment      Deferred     Future       Unearned  Other policy  Premium      Net       Benefits,  Amortization Other     Premiums
                  policy      policy       premiums   claims and  revenue    investment   claims,     of deferred operating  written
                 acquisition benefits,                benefits                income     losses and    policy     expenses*
                   cost       losses,                 payable                            settlement   acquisition
                              claims and                                                  expenses     costs
                               loss
                               expenses
------------------------------------------------------------------------------------------------------------------------------------

Annuities      $ 1,227,169 $ 21,404,836 $       -  $     28,191  $       -  $1,651,067  $    2,693  $   189,626  $  166,191      N/A



Life, DI,
and Long-term
Care Insurance     798,556    3,613,253          -        28,132    161,530     256,242     164,749       90,495      45,451     N/A


------------------------------------------------------------------------------------------------------------------------------------

Total          $ 2,025,725 $ 25,018,089 $       -  $     56,323  $ 161,530  $1,907,309  $  167,442  $   280,121  $  211,642      N/A

------------------------------------------------------------------------------------------------------------------------------------
*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.


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

IDS LIFE INSURANCE COMPANY
SCHEDULE IV - REINSURANCE ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------------------------
         Column A            Column B      Column C       Column D       Column E    Column F

                           Gross amount  Ceded to other Assumed from         Net    % of amount
                                          companies   other companies      Amount  assumed to net
---------------------------------------------------------------------------------------------------

For the year ended
  December 31, 1997

Life insurance in force  $ 73,119,122   $ 4,351,904    $ 1,611,596    $ 70,378,814    2.29%
-------------------------------------------------------------------------------------------

Premiums:
  Life insurance         $     55,094   $     3,124    $       503    $     52,473    0.96%
  DI & LTC insurance          196,799        42,778             --         154,021    0.00%
-------------------------------------------------------------------------------------------
Total premiums           $    251,893   $    45,902    $       503    $    206,494    0.24%
-------------------------------------------------------------------------------------------

For the year ended
  December 31, 1996

Life insurance in force  $ 65,571,173   $ 3,875,921    $ 1,703,181    $ 63,398,433    2.69%
-------------------------------------------------------------------------------------------

Premiums:
  Life insurance         $     54,111   $     3,253    $       545    $     51,403    1.06%
  DI & LTC insurance          164,561        33,043             --         131,518    0.00%
-------------------------------------------------------------------------------------------
Total premiums           $    218,672   $    36,296    $       545    $    182,921    0.30%
-------------------------------------------------------------------------------------------

For the year ended
  December 31, 1995

Life insurance in force  $ 57,895,180   $ 3,771,204    $ 1,788,352    $ 55,912,328    3.20%
-------------------------------------------------------------------------------------------

Premiums:
  Life insurance         $     53,089   $     2,648    $      (248)   $     50,193   -0.49%
  DI & LTC insurance          137,016        25,679             --         111,337    0.00%
-------------------------------------------------------------------------------------------
Total premiums           $    190,105   $    28,327    $      (248)   $    161,530   -0.15%
-------------------------------------------------------------------------------------------

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
IDS LIFE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

------------------------------------------------------------------------------------------------------
      Column A                Column B       Column C                        Column D       Column E

                                                  Additions
                                                  ---------
                             Balance at                    Charged to
Description                  Beginning     Charged to     Other Accounts-   Deductions-  Balance at End
                             of Period   Costs & Expenses    Describe        Describe *     of Period
-------------------------------------------------------------------------------------------------------
For the year ended
  December 31, 1997
----------------------------
Reserve for Mortgage Loans    $37,495         $8,801            $0             $7,651        $38,645
Reserve for Other Investments $3,963          $2,100            $0                 $0         $6,063

For the year ended
  December 31, 1996
----------------------------
Reserve for Mortgage Loans    $37,340        $10,005            $0             $9,850        $37,495
Reserve for Other Investments $4,713           ($750)           $0                 $0         $3,963

For the year ended
  December 31, 1995
----------------------------
Reserve for Mortgage Loans    $35,252        $15,900            $0            $13,812       $37,340
Reserve for Other Investments $7,515         ($2,802)           $0                 $0        $4,713


* 1997, 1996 and 1995 amounts represent $7,651, $9,850, and $13,812, respectively, for loan payoffs and foreclosures.
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